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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Administaff, Inc,

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer

March 30, 2004

Dear Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 6, 2004 at 10:00 a.m.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2003 Annual Report to Stockholders is also enclosed with these materials.

Your interest in Administaff is appreciated, and we look forward to seeing you on May 6.

Sincerely,

Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NUMBER 1:
CORPORATE GOVERNANCE MATTERS
PROPOSAL NUMBER 2:
ADDITIONAL INFORMATION
FINANCIAL INFORMATION

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2004
Kingwood, Texas

     The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Headquarters in the Auditorium in Centre I, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 6, 2004 at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

1.	To elect three Class III directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004.

3.	To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

     Only stockholders of record at the close of business on March 9, 2004 are entitled to notice of, and to vote at, the meeting.

     It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors John H. Spurgin, II Senior Vice President, Legal, General Counsel and Secretary

March 30, 2004
Kingwood, Texas

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders to be held on May 6, 2004, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 10:00 a.m., Central Daylight Savings Time, at the Company’s Corporate Headquarters, Centre I in the Auditorium located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339.

     Stockholders of record may vote in one of four ways:

•	by attending the meeting and voting in person;

•	by signing, dating and returning your proxy in the envelope provided;

•	by submitting your proxy on the Internet at the address listed on your proxy card; or

•	by submitting your proxy using the toll-free number listed on your proxy card.

     If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet at the address shown on your voting instruction form, by telephone using the toll-free number shown on that form, or by providing other proper voting instructions to the registered owner of your shares.

     If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR each of the proposals set forth in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by (i) submitting written notice of revocation to the Secretary of the Company at the address listed above, (ii) submitting another proxy that is properly signed and later dated, (iii) voting again on the Internet or by telephone, or (iv) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.

     The expense of preparing, printing and mailing proxy materials to the Company’s stockholders will be borne by the Company. The Company’s transfer agent, Mellon Investor Services, LLC, will assist in the solicitation of proxies from stockholders at a fee of approximately $500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

     The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is March 30, 2004.

     At the close of business on March 9, 2004, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2004 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 26,553,532 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered “shares present” in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth, as of March 11, 2004, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company identified under the caption “Compensation,” and (iv) all directors, director nominees and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		Of Class
Michael W. Brown	52,895	(2)	*
Jack M. Fields, Jr.	17,860	(3)	*
Paul S. Lattanzio	60,840	(4)	*
Gregory E. Petsch	13,726	(5)	*
Richard G. Rawson	1,434,200	(6)	5.4%
Paul J. Sarvadi	3,004,595	(7)	11.2%
Austin P. Young	7,500	(8)	*
A. Steve Arizpe	234,543	(9)	*
Jay E. Mincks	180,699	(10)	*
John H. Spurgin, II	97,025	(11)	*
EARNEST Partners, L.L.C.	5,310,247	(12)	20.0%
Executive Officers and Directors as a group (11 persons)	5,167,283		18.7%

*	Represents less than 1%.

(1)	Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

(2)	Includes options to purchase 42,500 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(3)	Includes options to purchase 7,500 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(4)	Includes options to purchase 27,500 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(5)	Includes options to purchase 7,500 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(6)	Includes 618,366 shares owned by the RDKB Rawson LP, 508,002 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter), 50 shares owned by Barbie Rawson (daughter), and options to purchase 179,507 shares of Common Stock that are exercisable within 60 days of March 11, 2004. Mr. Rawson shares voting and investment power with respect to 450 shares.

(7)	Includes 1,902,350 shares owned by Our Ship Limited Partnership, Ltd., 819,870 shares owned by the Sarvadi Children’s Partnership, Ltd., 10,036 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN, 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi, and options to purchase 239,833 shares of Common Stock that are exercisable within 60 days of March 11, 2004. Mr. Sarvadi shares voting and investment power over all such shares with his wife, Vicki D. Sarvadi. Also includes 12,862 shares held by the estate of Rodney Hopkins, of which Mr. Sarvadi is the executor.

(8)	Includes options to purchase 7,500 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(9)	Includes 334 shares owned by A. Steve Arizpe and Charissa Arizpe (spouse) and options to purchase 231,162 shares of Common Stock that are exercisable within 60 days of March 11, 2004. Mr. Arizpe shares voting and investment power with respect to 334 shares.

(10)	Includes options to purchase 174,464 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(11)	Includes options to purchase 90,113 shares of Common Stock that are exercisable within 60 days of March 11, 2004.

(12)	Based on information provided to the Company by EARNEST Partners, L.L.C. on March 10, 2004. EARNEST Partners, L.L.C.’s address is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309. EARNEST Partners, L.L.C. has sole voting power with respect to 3,999,140 shares, shared voting power with respect to 913,632 shares and sole dispositive power with respect to 5,310,247 shares.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

General

     The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at seven.

     In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2005, 2006 and 2004, respectively.

     The term of office of each of the current Class III directors expires at the time of the 2004 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Messrs. Fields, Lattanzio and Rawson have been nominated to serve an additional three-year term as Class III directors. All of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.

     It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2004 Annual Meeting of Stockholders is required for election of the nominees.

     If, at the time of or prior to the 2004 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

Nominees — Class III Directors (For Terms Expiring at the 2007 Annual Meeting)

     Jack M. Fields, Jr. Mr. Fields, age 52, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of the Twenty-First Century Group in Washington, D.C. since January 1997. Mr. Fields also serves on the Board of Directors for AIM Mutual Funds and the Discovery Channel — Global Education Fund. Mr. Fields earned a Bachelor of Arts in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

     Paul S. Lattanzio. Mr. Lattanzio, age 40, has been a Class III director of the Company since 1995. Mr. Lattanzio joined Bear Stearns, Inc. in July 2003 as a senior managing director and head of Bear Growth Capital Partners, a newly-formed private equity group. He previously served as a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, from July 1999 until July 2002. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over thirteen years, most recently as a Managing Director of BT Capital Partners, Inc. for more than five years. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio also serves on the Board of Directors of Clintrak Pharmaceutical Services, LLC. Mr. Lattanzio received his Bachelor of Science in Economics with honors from the University of Pennsylvania’s Wharton School of Business in 1984.

     Richard G. Rawson. Mr. Rawson, age 55, President of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been President since August 21, 2003. Before being elected President, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company from February 1997 until August 21, 2003. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the

Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson previously served the National Association of Professional Employer Organizations (NAPEO) as President (1999-2000), First Vice President, Second Vice President and Treasurer. In addition, he previously served as Chairman of the Accounting Practices Committee of NAPEO for five years. Mr. Rawson has a Bachelor of Business Administration in finance from the University of Houston.

     The Board of Directors recommends that stockholders vote “FOR” the election of each of the above-named nominees, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Directors Remaining in Office

     Michael W. Brown. Mr. Brown, age 58, joined the Company as a Class I director in November 1997. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle. Mr. Brown is also a member of the Thomas Weisel Partners Advisory Board.

     Gregory E. Petsch. Mr. Petsch, age 53, joined the Company as a Class I director in October 2002. He retired from Compaq Computer Corporation in 1999 where he had held various positions since 1983, most recently as Senior Vice President of Worldwide Manufacturing and Quality since 1991. Prior to joining Compaq, he worked for ten years for Texas Instruments. In 1992, Mr. Petsch was voted Manufacturing Executive of the Year by Upside Magazine, and in 1993 - 1995 he was nominated Who’s Who of Global Business Leaders. He is founder and President of Godsmoneyman Ministries and a board member of Culture Shapers. He earned a Bachelor of Business Technology degree from the University of Houston in 1978.

     Paul J. Sarvadi. Mr. Sarvadi, age 47, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director since the Company’s inception in 1986. He was elected Chairman of the Board and Chief Executive Officer on August 21, 2003. Before being elected Chairman of the Board, he served as President and Chief Executive Officer of the Company since 1989. Prior to that, he served as Vice President and Treasurer of the Company from its inception in 1986 until April 1987, and then as Vice President from April 1987 until 1989. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of NAPEO and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of the NAPEO for three of the first four years of its existence. Mr. Sarvadi serves on the Board of Trustees of the DePelchin Children’s Center in Houston. In 1995, Mr. Sarvadi was selected as Houston’s Ernst & Young Entrepreneur of the Year for service industries and in 2001, he was selected as the 2001 National Ernst & Young Entrepreneur of the Year for service industries.

     Austin P. Young. Mr. Young, age 63, joined the Company as a Class II director in January 2003. Mr. Young served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001 when he retired. Before joining CellStar Corporation, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. from 1996 to 1999. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG Peat Marwick where his career spanned 22 years before joining American General Corporation. He holds an accounting degree from the University of Texas. Mr. Young currently serves as Vice President, Treasurer and Director of The Park People, Vice President and Director of the Houston Fire Museum, and Chairman of the Houston Zoo Advisory Council. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives Institute.

CORPORATE GOVERNANCE MATTERS

Determinations of Director Independence

     Under new rules adopted by the New York Stock Exchange, the Company must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board of Directors considered all relevant facts and circumstances and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management on the other. As a result of this review, the Board of Directors affirmatively determined that all of the Company’s directors are independent from the Company and its management with the exception of Messrs. Sarvadi and Rawson, both of whom are members of the senior management of the Company.

     As contemplated by the rules of the New York Stock Exchange, the Board of Directors adopted new Corporate Governance Guidelines which set forth categorical standards to assist the Board in making independence determinations, under which the impact on independence of relationships that fall within the categorical standards are not required to be separately discussed in this proxy statement.

     As set forth in the Company’s new Corporate Governance Guidelines, a relationship falls within a categorical standard and is not required to be separately discussed in this proxy statement if it:

•	Is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•	Consists of charitable contributions by Administaff to an organization where a director is an executive officer and does not exceed the greater of $1 million or two percent of the organization’s gross revenue in any of the last three years; or

•	Is not required to be, and it is not otherwise, disclosed in Administaff’s annual proxy statement.

     You can access the Company’s new Corporate Governance Guidelines in their entirety on the Company’s website at www.administaff.com in the Company Information Section.

Committees of the Board of Directors

     The Board of Directors has appointed three committees: the Finance, Risk Management and Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

     The members of the Finance, Risk Management and Audit Committee are Mr. Young, who serves as Chairperson, Mr. Lattanzio and Mr. Brown. All three members are “independent” under the standards of The New York Stock Exchange and Securities and Exchange Commission Regulations. In addition, the Board of Directors has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring (i) the financial affairs of the Company, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications and independence, (v) the performance of the personnel responsible for the Company’s internal audit function and the independent auditors, and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters which may come before it as directed by the Board of Directors.

     The members of the Compensation Committee are Mr. Fields, who serves as Chairperson, and Mr. Petsch. Both members are “independent” under the standards of The New York Stock Exchange. The Compensation Committee (i) oversees and administers the Company’s compensation policies, plans and practices; and (ii) prepares the annual report required by the rules of the Securities and Exchange Commission on executive compensation for inclusion in the Company’s annual proxy statement. To carry out these purposes, the Compensation Committee evaluates the performance of and determines the compensation for senior management, administers the Company’s compensation programs, and performs such other duties as may from time to time be directed by the Board of Directors.

     In November 2003, the Board appointed the current members of the Nominating and Corporate Governance Committee who are Mr. Petsch, who serves as Chairperson, Mr. Brown, Mr. Fields, Mr. Lattanzio and Mr. Young. All members of the Nominating and Corporate Governance Committee are “independent” under the standards of The New York Stock Exchange. The Nominating and Corporate Governance Committee (i) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (ii) recommends to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (iii) develops and recommends to the Board a set of corporate governance guidelines for the Company; and (iv) oversees the evaluation of the Board and management.

     The charters for each of the three committees, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company Information section on the Company’s website at www.administaff.com. The Finance, Risk Management and Audit Committee charter is also attached as Appendix A to this proxy statement.

Selection of Nominees for the Board of Directors

Identifying Candidates

     The Nominating and Corporate Governance Committee solicits ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to the Corporate Secretary of Administaff at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.

     In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information — Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluating Candidates

     Each candidate must meet certain minimum qualifications, including:

•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and

•	the skills and expertise of the prospective nominee are complementary to the existing Board members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.

     In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board of

Directors — with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board members.

     Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the committee, other members of the Board and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Information Regarding Meetings

     During 2003, the Finance, Risk Management and Audit Committee had 12 meetings, the Compensation Committee had four meetings, and the Board of Directors had six meetings. During 2003, the entire Board of Directors performed the duties of the Nominating and Corporate Governance Committee, and considered nominating and corporate governance matters at regular Board meetings. In November 2003, the Board of Directors appointed Messrs. Petsch, Brown, Fields, Lattanzio and Young to the Nominating and Corporate Governance Committee. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2003.

     Administaff expects its Board members to attend the Annual Meeting of the Stockholders. Last year six of the Company’s seven directors attended the Annual Meeting of the Stockholders.

Executive Sessions of the Board of Directors and the Presiding Director

     Administaff’s non-management directors hold executive sessions at which Administaff’s management is not in attendance at each regularly scheduled Board meeting. The Chairperson of the Nominating and Corporate Governance Committee, currently Mr. Petsch, serves as presiding director at the executive sessions. In the absence of the Chairperson, a majority of the members present at the executive session will appoint a member to preside at the meeting.

Code of Business Conduct and Ethics

     Pursuant to Rule 303A.10 of the New York Stock Exchange Listed Company Manual, the Company is required to adopt a code of business conduct and ethics for directors, officers and employees of the Company. In January 2004, the Board of Directors adopted the Code of Business Conduct and Ethics, which also meets the requirements of a code of ethics under Item 406 of Regulation S-K. You can access the Company’s Code of Business Conduct and Ethics on the Company’s website at www.administaff.com under Corporate Governance in the Company Information section. Any stockholder who so requests may obtain a printed copy of the Code of Business Conduct and Ethics by contacting Ruth Holub, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339. Changes in and waivers to the Code of Business Conduct and Ethics for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet website within five business days and maintained for at least 12 months.

Stockholder Communications

     Stockholders and other interested parties may communicate directly with the entire Board of Directors or the non-management directors as a group by sending an email to directors@administaff.com. In the subject line of the email, please specify whether the communication is addressed to the entire Board of Directors or to the non-management directors and the message will be directly routed to the named group without any screening.

COMPENSATION

Director Compensation

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors of the Company who are not employees of the Company are paid (i) an annual retainer of $20,000,

(ii) $3,500 for each Board of Directors meeting attended, (iii) an annual fee of $3,000 payable for each committee of the Board (if any) which that Director chairs, and (iv) reasonable expenses incurred in serving as a director. All compensation can be taken in cash or Common Stock, at the director’s option. In addition, pursuant to the Company’s 2001 Incentive Plan, each non-employee director automatically receives, on the date such person first becomes a director, a grant of nonqualified options to purchase 7,500 shares of Common Stock, which have a term of ten years and vest in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, following each annual meeting of the Company’s stockholders, each non-employee director who was not initially elected at such meeting, receives an annual grant of nonqualified options to purchase an additional 5,000 shares of Common Stock, all of which have a term of 10 years and are fully vested and exercisable on the date of grant. The exercise price of all such options is the closing sale price on the New York Stock Exchange of the Common Stock on the date the options are granted.

Executive Compensation

     The following table summarizes certain information regarding compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for services rendered in all capacities to the Company during 2003.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards
		Annual Compensation(1)			Securities	All Other
Name And Principal Position	Year	Salary	Bonus		Underlying Options	Compensation(3)
Paul J. Sarvadi	2003	$486,501	$392,000		69,167	$15,020
Chairman of the Board and Chief	2002	$323,420	—		30,000	$11,900
Executive Officer	2001	$304,672	—		60,000	$11,520

Richard G. Rawson	2003	$310,267	$209,747		33,537	$12,422
President	2002	$303,619	$31,149	(2)	32,000	$8,202
	2001	$286,020	$80,590	(2)	40,000	$9,180

A. Steve Arizpe	2003	$295,421	$175,430		34,619	$12,000
Executive Vice President	2002	$283,914	—		32,000	$11,000
of Client Services and Chief Operating Officer	2001	$266,513	—		40,000	$10,500

Jay E. Mincks	2003	$262,721	$151,556		28,156	$12,000
Executive Vice President of	2002	$257,092	—		32,000	$6,669
Sales and Marketing	2001	$240,631	—		40,000	$6,300

John H. Spurgin, II	2003	$229,050	$133,721		20,565	$12,000
Senior Vice President of Legal,	2002	$222,129	—		24,000	$11,000
General Counsel and Secretary	2001	$209,252	—		30,000	$10,500

(1)	Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.

(2)	Includes a bonus for Mr. Rawson equal to the interest paid by Mr. Rawson to the Company on loans from the Company during the applicable year, plus any applicable taxes due on such component of his bonus. All loans were paid in full during 2002.

(3)	Consists of the Company’s employer matching contributions to the Administaff 401(k) Plan and, for Mr. Sarvadi and Mr. Rawson, includes payments of $3,020 and $5,184 in 2003 respectively, with respect to life insurance policies benefiting the named executive.

Stock Options

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value
		% Of Total Options/SARS Granted To Employees In			At
	Number Of Securities Underlying Options/ SARs Granted(1)				Assumed Annual Rates Of
			Exercise or Base Price		Stock Price Appreciation
				Expiration	For Option Term(3)
Name		Fiscal Year	($/Sh)(2)	Date	5%	10%
Paul J. Sarvadi	29,167		$6.24	04/04/13	$114,460	$290,064
	40,000		$9.03	10/01/13	227,157	575,660

	69,167	11.6%			$341,617	$865,724

Richard G. Rawson	15,537		$6.24	04/04/13	$60,972	$154,515
	18,000		$9.03	10/01/13	102,221	259,047

	33,537	5.6%			$163,193	$413,562

A. Steve Arizpe	14,619		$6.24	04/04/13	$57,369	$145,385
	20,000		$9.03	10/01/13	113,578	287,830

	34,619	5.8%			$170,947	$433,215

Jay E. Mincks	13,156		$6.24	04/04/13	$51,628	$130,836
	15,000		$9.03	10/01/13	85,184	215,872

	28,156	4.7%			$136,812	$346,708

John H. Spurgin, II	9,565		$6.24	04/04/13	$37,536	$95,123
	11,000		$9.03	10/01/13	62,468	158,306

	20,565	3.5%			$100,004	$253,429

(1)	All options have a term of ten years and become exercisable in increments of one-fifth of the total grant on the first, second, third, fourth and fifth anniversaries of the grant.

(2)	The exercise price of the options granted is equal to the closing price per share of the Common Stock on the New York Stock Exchange on the date of grant.

(3)	Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs At	Options/SARs At
	Shares		Fiscal Year-End	Fiscal Year-End
	Acquired On	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable(1)
Paul J. Sarvadi	—	—	218,000/121,167	$776,940 / $723,480
Richard G. Rawson	—	—	165,732/ 77,805	$710,804 / $494,678
A. Steve Arizpe	5,000	$58,810	217,570/ 78,887	$885,738 / $501,152
Jay E. Mincks	—	—	161,165/ 72,424	$346,695 / $443,104
John H. Spurgin, II	1,800	$20,289	80,200/ 53,765	$137,394 / $326,876

(1)	Represents the difference between the closing price of the Company’s Common Stock on December 31, 2003, the last trading day of the year, ($17.38) and the exercise price of the options.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee is responsible for evaluating the performance of and determining the compensation for executive officers, including the Chief Executive Officer. It is also responsible for overseeing the Company’s 1997 Incentive Plan and 2001 Incentive Plan (the “Incentive Plans”). The Compensation Committee has furnished the following report on executive compensation for 2003.

     The Company’s compensation programs are designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers, including the Chief Executive Officer, generally consists of three components: (i) a base salary payable in cash, (ii) variable compensation, which is targeted as a percentage of base pay and may be payable in cash awards, phantom shares, performance units, bonus stock or other stock-based awards, and (iii) long-term incentive compensation, which generally consists of stock options.

Base Salary

     The base salary is intended to provide a stable annual salary at a level consistent with individual contributions and at a level that attracts and retains talented executive officers. In 2003, the Compensation Committee engaged Pearl Meyer & Partners to conduct an analysis of the Company’s executive compensation program. Pearl Meyer & Partners compared the Company’s compensation levels of all of its executives to that of 15 business service companies, which included those in the self-constructed peer index plotted on the performance graph. Based on the results of this study, the Compensation Committee generally sought to set base compensation to 10% below the median point of the range of those compensation levels, and total compensation (variable plus base) above the median point of the range in comparison to such peer companies. Under this approach, a significant component of the officers’ annual compensation is tied to the Company’s performance and is, therefore, “at risk”. In setting base salary for executives other than the Chief Executive Officer, the Compensation Committee also considered the Chief Executive Officer’s subjective evaluation of each executive’s performance.

Variable Compensation

     Variable compensation is intended to link officers’ compensation to the Company’s performance as well as to their individual performance. As an incentive, the Compensation Committee set a target for variable compensation which was computed as a percentage of base salary. For 2003, the target variable compensation was based on three types of performance measurements: corporate, division and individual. Each performance measurement had three potential levels of payout that were based on meeting or exceeding goals for each of the performance measurements. The corporate performance measurement was based on the Company’s operating income per worksite employee per month; the division performance measurements were based on (Growth) number of worksite employees sold, (Client Services) client retention, (Support) benefits initiatives including retirement services, workers’ compensation, and health care strategy, and (Development) project completion, including Retirement Services Phase I and various other projects; and the individual performance measurements were based on annual performance reviews. The variable compensation for senior management was weighted more heavily toward the corporate performance measurement. The variable compensation plan provided a payout scale with high up-side opportunity for high performance and zero payout for low performance.

     The percentage of target variable compensation awarded depended on whether the officer met her or his threshold, target or maximum goal for performance measurements. If the officer reached the threshold goal for performance measurements, he was paid 50% of the targeted variable compensation. If the officer reached the targeted goal for performance measurement, he was paid 100% of the targeted variable compensation, and if the officer reached a maximum goal for performance measurement, he was paid 125% of the targeted variable compensation.

Long-term Incentive Compensation

     Long-term incentive compensation is provided through the Incentive Plans, the objectives of which are to promote the interests of the Company by encouraging employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Awards under the Incentive Plans have generally been made in the form of stock options, although in the future such awards may include phantom shares, performance units, bonus stock or other stock-based awards. The Compensation Committee believes that stock options align the interests of the Company’s executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder’s return. The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In determining whether to grant options, the Compensation Committee first considers the number of shares available for distribution under the program for the year under consideration and the overall dilutive effect of the total grant. Based on these factors, the Compensation Committee then allots a targeted portion of those shares to the various executive grade levels, with higher grade levels being allotted a greater portion. In determining the number of options to grant to each executive, the Compensation Committee considers factors including an executive’s current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive’s service to the Company. The Board of Directors has authorized a Common Stock repurchase plan under which the Company purchases shares of Common Stock that are used to fund stock option grants, in an effort to minimize dilution.

     In 2003, the Company granted options to purchase an aggregate of 310,783 shares of Common Stock to executive officers of the Company, including the Chief Executive Officer.

CEO Compensation

     The compensation of the Chief Executive Officer is determined in the same manner as the other executives of the Company, as set forth above, and includes stock options. The results of the study conducted by the external executive compensation consultants and the review of the peer group compensation levels indicated that Mr. Sarvadi’s base salary was well below the median range of those compensation levels. Based on those results and the recommendation of the external executive compensation consultants, the Compensation Committee increased Mr. Sarvadi’s base salary to $500,000, which was below the level recommended by the consultants.

     Mr. Sarvadi’s variable compensation, shown in the third column of the Summary Compensation Table, was determined by the Board, upon recommendation of the Compensation Committee, to be in conformance with the provisions of the variable compensation plan as described above and was based upon his exceeding the established thresholds.

     In 2003, the Compensation Committee granted Mr. Sarvadi options to purchase 69,167 shares of Common Stock. In making the grant, the Compensation Committee considered Mr. Sarvadi’s large ownership position in the Company. Although the Compensation Committee believes that the grant of options to Mr. Sarvadi further aligns his interests with those of stockholders, the Compensation Committee considered the grant to Mr. Sarvadi to be more in the nature of variable compensation than a long-term incentive.

Section 162(m) of the Internal Revenue Code

     Because the Company has not yet granted any executive officer compensation exceeding $1,000,000 in any year, the Compensation Committee has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits the Company’s ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee, in consultation with the Board of Directors, will adopt such a policy if the compensation awarded to an executive exceeds such amount.

Jack M. Fields, Jr.
Gregory E. Petsch

Report of the Finance, Risk Management and Audit Committee

     The Finance, Risk Management and Audit Committee (the “Committee”) has been appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The Committee has furnished the following report for 2003.

     The Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2003 with management and the independent auditor. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication with Audit Committees), as currently in effect.

     The Committee has received from the independent auditor the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent auditor that firm’s independence. The Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.

     Based on the Committee’s reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Austin P. Young
Michael W. Brown
Paul S. Lattanzio

Performance Graph

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ADMINISTAFF, INC., THE S&P SMALLCAP 600 INDEX
AND A PEER GROUP

     The above performance graph compares the cumulative total stockholder return of the Common Stock to the cumulative total stockholder return of the Standard & Poor’s SmallCap 600 Stock Index and a peer group index for the period from December 31, 1998 to December 31, 2003 (assuming reinvestment of any dividends and an investment of $100 in each on December 31, 1998). The peer group consists of Team America, Inc. (through December 31, 2002), TeamStaff, Inc. (through December 31, 2002), Gevity HR, Inc., Automatic Data Processing, Inc., and Paychex, Inc., each of which provides professional employer services. Team America, Inc. was dropped from the return calculation after December 31, 2002 because it became the subject of bankruptcy proceedings in 2003 and TeamStaff, Inc. was dropped from the return calculation after December 31,

2002 as a result of its being acquired by Gevity HR, Inc. in 2003. After December 31, 2002, the market value attributable to each was assumed to be reinvested in the other three companies in the index.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

     Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2003 applicable to its officers, directors and greater than 10% beneficial owners, were timely filed, except that A. Steve Arizpe, Jay E. Mincks, Samuel G. Larson, Richard G. Rawson, Paul J. Sarvadi, Douglas S. Sharp and John H. Spurgin, II were each late in filing one Form 4 reflecting a single transaction involving a grant of options to purchase Common Stock.

Certain Relationships and Related Transactions

     Our Ship Limited Partnership, Ltd. (“Our Ship”), which is a family limited partnership owned by Mr. Paul Sarvadi, Chairman of the Board and Chief Executive Officer of the Company, and members of his immediate family, is a client of the Company. In 2003, Our Ship paid comprehensive service fees of $59,349 ($23,540 net of payroll costs) to the Company. Mr. Sarvadi’s brother is an owner and officer of two companies that are clients of the Company. In 2003, the two companies paid comprehensive service fees totaling $1,541,988 ($369,848 net of payroll costs) to the Company.

     In March 1998, the Company completed a Securities Purchase Agreement (the “Agreement”) with American Express Travel Related Services Company, Inc. (“American Express”) whereby the Company sold to American Express units consisting of shares of Common Stock and warrants to purchase additional shares of Common Stock for a total purchase price of $17.7 million. The warrants had exercise prices ranging from $20 to $40 per share (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) and terms ranging from three to seven years. On March 5, 2002, American Express exercised warrants to purchase 526,271 shares of Common Stock at $25.00 per share. The Company repurchased the 526,271 shares of Common Stock from American Express for a per share price of $27.02, which was the closing price of the shares on the New York Stock Exchange Composite Transaction Tape on March 5, 2002. On February 25, 2003, the Company purchased 1,286,252 shares of Common Stock from American Express at a purchase price of $6.00 per share. As a result of this transaction and the subsequent expiration of warrants to purchase shares of Common Stock, American Express no longer beneficially owns five percent of the Common Stock of the Company.

     In March 1998, the Company entered into a Marketing Agreement with American Express, under which American Express is utilizing its resources and working jointly with the Company to generate appointments with prospects for the Company’s services from the American Express customer base in certain markets. In addition, certain American Express services are included in the Company’s My MarketPlaceSM offerings. The Company pays a commission to American Express based upon the number of worksite employees paid after being referred to the Company pursuant to the Marketing Agreement and the total number of worksite employees paid by the Company. In 2003, the Marketing Agreement produced 13.2% of the Company’s sales leads and 7.9% of new worksite employees sold. In 2003, the Company paid commissions totaling $1,836,935 to American Express under this agreement. The Marketing Agreement expires at the end of 2005 for existing markets, but was extended until the end of 2006 for new markets opened after 2002 through 2005.

PROPOSAL NUMBER 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

General

     The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004, subject to ratification by the Company’s stockholders. Ernst & Young has served as the Company’s independent public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Fees of Ernst & Young LLP

     Ernst & Young’s fees for professional services totaled $495,025 for 2003 and $875,000 for 2002. Ernst & Young’s fees for professional services included the following:

•	Audit Fees — fees for audit services, which relate to the consolidated audit, quarterly reviews, accounting consultations, subsidiary audits and related matters were $222,160 in 2003 and $221,000 in 2002.

•	Audit-Related Fees — fees for audit-related services, which consisted of the 2002 401(k) Plan audit, SEC comment assistance, and quarterly agreed-upon procedures, were $260,090 in 2003 and $37,000 in 2002.

•	Tax Fees — fees for tax services, which primarily related to IRS exam assistance, were $12,775 in 2003 and $617,000 in 2002.

•	Other Fees — there were no fees for other services in 2003 or 2002.

     The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young’s provision of such services was compatible with maintaining its independence.

Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

     The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditor has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.

     The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

     None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission. Fees for tax services in the amount of $12,775 for the year 2003 were paid for services rendered prior to the adoption and implementation of the pre-approval procedures.

Required Affirmative Vote

     If the votes cast in person or by proxy at the 2004 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004 will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

     The Finance, Risk Management and Audit Committee recommends that stockholders vote “FOR” ratification of Ernst & Young LLP’s appointment as the Company’s independent public accountants for the year ending December 31, 2004, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

ADDITIONAL INFORMATION

Delivery of Proxy Statement

     Effective in December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g,. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are Administaff stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Administaff, Inc., Attention: Ruth Holub, Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339 or contact Ruth Holub at 800-237-3170. The Company will promptly deliver a separate copy to you upon request.

Stockholder Proposals for 2004 Meeting

     In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2004 Annual Meeting of Stockholders, notice must have been received by the Company between the dates of November 2, 2003 and December 2, 2003. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the Annual Meeting of Stockholders.

Stockholder Proposals for 2005 Proxy Statement

     Any proposal of a stockholder intended to be considered for inclusion in the Company’s proxy statement for the 2005 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on November 30, 2004.

Advance Notice Required for Stockholder Nominations and Proposals

     The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2005 if it is received not later than the close of business on November 30, 2004 and not earlier than the close of business on October 31, 2004. In addition, the Bylaws require that such written notice set forth (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, and (b) as to such stockholder (i) the name and address, as they appear on the Company’s books, of such stockholder, (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder, and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, (c) the name and address, as they appear on the Company’s books, of such stockholder, (d) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder, and (e) any material interest of such stockholder in such business.

FINANCIAL INFORMATION

     A copy of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2003, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Holub, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

By Order of the Board of Directors John H. Spurgin, II Senior Vice President of Legal, General Counsel and Secretary

March 30, 2004
Kingwood, Texas

EXHIBIT A

Finance, Risk Management and
Audit Committee Charter

Purpose

The Finance, Risk Management and Audit Committee (the “Committee”) has been appointed by the Board of Directors (the “Board”) of Administaff, Inc. (the “Company”) to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring (i) the financial affairs of the Company, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s (the “external auditors”) qualifications, independence and performance, (v) the performance of the personnel responsible for the Company’s internal audit function (the “internal auditors”) and the external auditors, and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters which may come before it as directed by the Board. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (the “Commission”), the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s external auditors.

The Committee shall have and may exercise all the powers of the Board, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and all the power and authority required under the Sarbanes-Oxley Act of 2002. The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Board and the Committee recognize that the Company’s management is responsible for preparing the Company’s financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Board and the Committee’s responsibility is one of oversight.

Membership and Meetings

The Committee shall consist of the number of directors fixed from time to time by the Board, not less than three. The members of the Committee shall be appointed and may be removed by the Board in its discretion and upon the recommendation of the Nominating and Corporate Governance Committee. The Committee’s composition shall meet the independence and experience requirements of the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission, in each case after giving effect to any applicable phase-in requirements. At least one member of the Committee shall be an “audit committee financial expert,” as defined by Item 401(h)(2) of Regulation S-K promulgated by the Commission.

The Committee shall meet as often as its members shall determine to be necessary, or as meetings may be called by the Chair of the Committee, any two members of the Committee or the Chairman of the Board, but in any event shall meet not less frequently than quarterly. In addition, the Committee will make itself available to the external and internal auditors of the Company as requested. The Committee shall meet separately, periodically, with the management, with the internal auditors and with the external auditors. The Committee may invite members of management, other employees of the Company, the Company’s outside counsel, the Company’s external auditor or others to attend meetings with, and furnish pertinent information to, the Committee. Committee shall also meet in executive session as required. The Board shall appoint one member of the Committee as Chair. The Chair of the Committee shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting (following consultation with other members of the Committee and with management), presiding over meetings of the Committee and coordinating reporting to the Board. In the absence of the Chair, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

Authority and Responsibilities

The Committee is empowered to investigate any matter relating to the financial affairs and risk management of the Company brought to its attention, and shall have full access to all books, records, facilities and personnel of the Company. The

Committee shall have the authority to retain and obtain advice and assistance from independent counsel, accounting and other advisors without seeking Board approval. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the external auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee has the sole responsibility and authority to select (subject to stockholder ratification), evaluate and, where appropriate, replace the Company’s external auditors. The Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the external auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the Commission. The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor (including resolution of disagreements between management and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services. The external auditor shall report directly to the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services. The Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

In addition to the foregoing, the Committee shall:

Oversight of the External Auditors

1. Review and discuss with the external auditor the planning and staffing of the annual audit and any other services provided by the Company’s external auditors, and approve the terms of and any fees related to the audit and such other services.

2. Review and evaluate the lead partner of the external auditors.

3. At least annually, obtain and review a report by the external auditors describing (i) the external auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between the external auditor and the Company as contemplated by Independence Standards Board Standard Number 1. Evaluate the external auditors’ qualifications, performance and independence, including considering whether the external auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the external auditor’s independence. In making this evaluation, the Committee shall take into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the external auditors to the full Board.

4. Assure the regular rotation of the audit partners as required by law. Consider, whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

5. Establish hiring policies for the Company’s employment of the external auditors’ employees or former employees.

Selection and Oversight of the Internal Auditors

6. Discuss and approve the appointment and replacement of the internal auditors.

7. Review and discuss with the internal auditors significant reports that the internal auditors prepare for management as well as management’s responses to those reports.

8. Discuss with management and the external auditors the responsibilities, budget, staffing and qualifications of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the external auditor) is intended to provide management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal control over financial reporting.

Financial Statements, Disclosure and Compliance Matters

9. Prior to the filing of the Company’s quarterly report on Form 10-Q and annual report on Form 10-K, review and discuss with the external auditors and management the annual audited financial statements and quarterly financial statements, as applicable, including disclosures made in management’s discussion and analysis of financial condition and results of operations, the results of any annual audit or interim financial review and any report or opinion rendered in connection therewith, as the case may be. Recommend to the Board whether the audited financial statements and accompanying notes should be included in the Company’s annual report on Form 10-K.

10. Prepare and approve the audit committee report as required by the Commission to be included in the Company’s proxy statement for the annual meeting (or in the Company’s annual report on Form 10-K if required to be included therein).

11. Review with the external auditors any communication or consultation between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

12. Review and consider with the external auditors the matters required to be communicated by the external auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the external auditors encountered in the course of audit work and management’s response, any restrictions on the scope of the auditors’ activities or access to requested information, and any significant disagreements with management, whether satisfactorily resolved or not.

13. Review and discuss quarterly reports from the external auditors concerning (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and (iii) any material written communications between the external auditors and management such as any management letter provided by the external auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal control over financial reporting, any schedules of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

14. Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Committee and the external auditors in connection with the certification process for the Company’s Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

15. Review and discuss with management any earnings press releases, including the use of any “non-GAAP financial measure” as defined by the rules of the Commission, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally, covering, for example the types of information to be disclosed and the type of presentation to be made.

16. Review and discuss with management and the external auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

17. Meet periodically with management to review and discuss the Company’s major risk exposures and any steps management has taken to monitor and control such exposures, including the Company’s guidelines and policies concerning risk assessment and management.

18. Review and discuss with management and the external auditors (i) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies; and (ii) analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

19. Review proposed changes to the Company’s financial and accounting standards and principles and the Company’s policies and procedures with respect to its internal accounting, auditing and control over financial reporting.

20. Obtain assurance from the external auditors that Section 10A(b) of the Exchange Act has not been implicated.

21. Assist the Board in its oversight of the Company’s legal and regulatory compliance by advising the Board with respect to the Company’s policies and procedures concerning compliance with the Company’s Code of Business Conduct and Ethics. Obtain reports from management, the internal auditors and the external auditors addressing the Company’s and its subsidiaries’ compliance with the Company’s Code of Business Conduct and Ethics as well as applicable laws and regulations. Review reports and disclosures of insider and affiliated party transactions.

22. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23. Review and discuss with management, including the Company’s General Counsel, the internal auditor and the external auditors any legal matters that may have a material impact on the financial statements or the Company’s compliance policies and any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24. Review and approve the services provided by independent accounting firms other than the external auditors.

25. Provide a report of Committee activities to the Board at regular intervals and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditors, or the performance of the internal auditors.

26. Perform such other functions as requested by the Board, or required by law or NYSE rule.

Annual Review of Charter and Performance

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter. The Committee shall annually review its own performance.

As adopted by the Board of Directors on November 18, 2003.

								Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

ADMINISTAFF, INC.

PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

1.	Election of Directors: Nominees: 01) Jack M. Fields, Jr. 02) Paul S. Lattanzio 03) Richard G. Rawson	FOR ALL ☐	WITHHELD ALL ☐	FOR ALL EXCEPT ☐	2.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For all except nominee(s) crossed out.	The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that said Proxy may do by virtue hereof.
Dated:__________________________, 2004

__________________________________________ Signature of Stockholder

__________________________________________ Signature of Stockholder

This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

é FOLD AND DETACH HERE é

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/asf Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY	This Proxy is Solicited on Behalf of the Board of Directors	PROXY

For the Annual Meeting of Stockholders of

ADMINISTAFF, INC.
To be Held on May 6, 2004

     The undersigned hereby appoints Paul J. Sarvadi and John H. Spurgin, II, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 9, 2004, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas on May 6, 2004 at 10:00 a.m., Central Daylight Savings Time, or any reconvened meeting after an adjournment thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the Stockholder, the proxy will be voted “FOR” the Proposals 1 and 2, and in the discretion of the persons named herein on all other matters that may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
Address Change/Comments (Mark the corresponding box on the reverse side)

• FOLD AND DETACH HERE •

You can now access your ADMINISTAFF, INC. account online.

Access your Administaff, Inc., shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Administaff, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form

		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
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